Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: W. Anderson Geater
866.4 ORIGEN
Origen Financial Announces $15 million Financing
SOUTHFIELD, MI. (September 12, 2007) — Origen Financial, Inc. (NASDAQ: ORGN), a real estate investment trust that originates and services manufactured housing loans, today announced that it has completed a $15 million secured financing arrangement provided by an affiliate of one of Origen’s principal stockholders.
     Ron Klein, CEO of Origen, stated “We are extremely pleased with this cash infusion. Given the recent period of uncertainty in the credit markets, initiated by problems in the sub-prime mortgage industry, we believe it is appropriate and prudent to take steps to bolster our liquidity and capital resources whenever funds can be sourced at currently reasonable rates and fees. Our loan portfolio continues to experience excellent credit performance. However, like many other high quality lenders, we have been impacted by the unrest in the credit markets and have taken steps to bolster our cash resources to protect our business. We are very gratified that by making this investment one of our largest shareholders has expressed confidence in Origen and in our platform’s ability to continue to deliver outstanding performance. Acknowledging that the credit markets may remain unsettled for some time, we will continue to monitor our liquidity and act on opportunity to ensure that we have the financial flexibility to navigate through this difficult market environment and continue our progress toward excellence in the principal elements of our business — the origination and servicing of high-credit quality manufactured housing loans.”
The financing consists of two one-year secured notes bearing interest at 8% per year secured by a portion of Origen’s rights to receive servicing fees on its over-$1 billion loan servicing portfolio. The notes consist of a $10 million secured note and a $5 million secured note, both due September 11, 2008. The term of each note may be extended up to four months with the payment of additional fees. The $5 million note may be converted at the option of the holder into shares of Origen common stock at a conversion price of $6.24 per share. In connection with completing the financing, Origen issued 5-year warrants to the lender to purchase 500,000 shares of Origen common stock at an exercise price of $6.16 per share, which equals the closing consolidated bid price for Origen common stock on September 11, 2007.

Forward-Looking Statements
     This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and Origen intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate” and similar expressions identify these forward-looking statements. These forward-looking statements reflect Origen’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause Origen’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the foregoing assumptions and those risks referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in Origen’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and Origen expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in Origen’s expectations or future events.
About Origen
     Origen is an internally managed and internally advised company that has elected to be taxed as a real estate investment trust. Based in Southfield, Michigan, with significant operations in Ft. Worth, Texas, Origen is a national consumer manufactured home lender and servicer. It offers a complete line of home only products and land home conforming and non-conforming products. Origen also provides servicing for manufactured home only and land home loans. For more information about Origen, visit www.origenfinancial.com.